UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
_______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2014
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Euronet Worldwide, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-31648 (Commission File Number)	74-2806888 (I.R.S. Employer Identification No.)

3500 College Boulevard
Leawood, Kansas 66211
(Address of principal executive office)(Zip Code)

(913) 327-4200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2014, Michael J. Brown, Chairman and CEO of Euronet Worldwide, Inc. ("Euronet"), was appointed by the Board of Directors of Euronet to assume the role of  President of Euronet.  Mr. Brown will serve as Chairman, CEO and President of Euronet.  Effective as of December 10, 2014, Kevin Caponecchi will become an Executive Vice President of Euronet with the title “CEO, epay and EFT Asia Pacific Division” and will continue to focus on management of the epay Division, as well as Euronet’s Software and EFT Asia Pacific businesses.  Also effective as of December 10, 2014, Juan Bianchi and Nikos Fountas, both Executive Vice Presidents of Euronet, will assume the titles “CEO - Money Transfer Division” and “CEO, EFT Europe, Middle East and Africa Division,” respectively.

Euronet believes these changes in offices and titles do not effect any significant change in the roles of the executives concerned, but better reflect the management responsibilities and relationships that have evolved as the company has grown over the past few years.

No material amendments will be made in the compensation arrangements of any of these executives as a result of the changes in their office and titles.

Information with respect to the business experience of each of these executive officers is contained in Part I, Item 1 of Euronet's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2014, and is incorporated herein by reference.

There are no arrangements or understandings between any of these executives and any other persons pursuant to which he was elected to the above office and titles. There are also no family relationships between any of these executives and any director or executive officer of Euronet, and none of the executives has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K other than those disclosed in Euronet's Proxy Statement filed with the Securities and Exchange Commission on April 9, 2014, which disclosure is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Euronet Worldwide, Inc.

By:	/s/ Jeffrey B. Newman
Jeffrey B. Newman
Executive Vice President and General Counsel
Date: December 16, 2014